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                                                                   EXHIBIT 21.1


Hanover Compressor Company ("HCC"), list of subsidiaries

1. Hanover Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of HCC.

2. Hanover Compressor Colombia, Inc., a Delaware corporation and a wholly owned subsidiary of HCC.

3. Hanover Land Company, a Texas corporation and a wholly owned subsidiary of HCC.

4. Hanover Maintech, Inc. (f/k/a Maintech Enterprises, Inc.), a Texas corporation and a wholly owned subsidiary of HCC.

5. Hanover/Smith, Inc., a Delaware corporation and a wholly owned subsidiary of HCC.

6. HCC owns 33% of the issued and outstanding stock or Wartsila Compressions Systems GmbH, a German company.

7. H.C.C Compressor de Venezuela, C.A., a Venezuelan corporation and a wholly owned subsidiary of HCC.

8. Hanover-PGN Compressor, C.A., a Venezuelan corporation and a wholly owned subsidiary of H.C.C. Venezuela.

9. HCC owns 99.992% of the issued and outstanding stock of Contract Compression International Argentina, S.A., an Argentinean corporation ("CCIA"). HMI owns the remaining 0.008% of CCIA stock.

10. Hanover Compressor Holding Company NL B.V., a Dutch company ("Hanover Holding") and a wholly-owned subsidiary of HCC

11. Hanover Cayman Limited, a Cayman Islands company ("Hanover Cayman") and a wholly-owned subsidiary of HCC

12. Hanover Holding owns 99.99%$ of the issued and outstanding of Hanover Compressor Company Bolivia, Ltd., a Bolivian company ("HCC Bolivia"). Hanover Cayman owns the remaining 0.01% of HCC Bolivia stock

13. Hanover Cayman owns 60% of the issued and outstanding stock of Hanover/Enron Venezuela, Ltd., and a Cayman Islands company.

14. HCC owns 99.99% of the membership interests of Hanover Compressor Mexico SRL, a Mexican limited liability company ("Hanover Mexico"). Hanover Cayman owns the remaining 0.01% of said membership interests.

15. Hanover Compressor Sucursal Mexico, a Mexican branch and a wholly owned subsidiary of HCC.

16.   HCC owns 35% of Hanover/Cosacol Consortium, a Colombian consortium.

17.   HCC owns 51% of Hanover Compressor Colombia Ltd., a Colombian limitada.

18. HCC owns 99% of the membership interest of 3113442 Nova Scotia Co., a Nova Scotia unlimited liability company. HMI owns the remaining 1% of said membership interests.

19. HCC owns 35% of Collicutt's Mechanical Services, Ltd., a Canadian corporation.

20. Astra Resources International, Inc., a Texas corporation and wholly owned subsidiary of Hanover Acquisition Corporation.

21. HCC Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of HCC.

22. Eureka Energy Systems, Inc., a Delaware corporation and wholly owned subsidiary of HCC.